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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the PACCAR Inc Savings Investment Plan of our report dated February 18, 2000, with respect to the consolidated financial statements of PACCAR Inc incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1999 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Seattle, Washington
December 18, 2000

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS